THIS AMALGAMATION AGREEMENT made as of December 2, 1999, as amended and restated on February 15 2000.

AMONG:

                  BIOSYNTECH, INC (formerly Dream Team International Inc) a body corporate incorporated under the laws of the State of Nevada ("Dream Team")

                                     - and -

                  BIO SYNTECH LTD., a body corporate incorporated under the laws of the Province of Quebec with an office in the City of Laval, in the Province of Quebec ("Bio Syntech")

                                     - and -

                  9083-5661 QUEBEC INC, a body corporate incorporated under the laws of the Province of Quebec with an office in the City of Montreal, in the Province of Quebec ("Newco")

RECITALS:

1. Newco and Bio Syntech wish to merge their businesses so as to continue as one corporation in accordance with the terms and subject to the conditions herein set forth;

2.       Newco is a wholly-owned subsidiary of Dream Team; and

3.       The  Parties  wish  to  effect  the   foregoing   merger   through  the
amalgamation of Newco with Bio Syntech, in accordance with the terms and conditions herein set forth;

         NOW THEREFORE IN CONSIDERATION of the covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto covenant and agree as follows:


                                    ARTICLE 2
                                   DEFINITIONS

2.1      In this Agreement, unless the context otherwise requires:


         "Agreement" means this agreement, including the recitals and all Schedules to this agreement as amended or supplemented from time to time, and "hereby", "hereof", "herein", "hereunder", "herewith" and similar terms refer to this Agreement and not to any particular provision of this Agreement;

         "Amalgamated Corporation" means the continuing corporation constituted upon the Amalgamation under the name of Bio Syntech Canada inc.;

         "Amalgamation" means the amalgamation of Bio Syntech and Newco to form Bio Syntech Canada Inc., as provided for herein;

         "Articles of Amalgamation" means the articles of amalgamation in respect of the Amalgamation in the form set forth in Schedule "A";

         "Bio Syntech Assets" means all of the assets and properties of Bio Syntech;

         "Bio Syntech Counsel" means De Grandpre Chaurette Levesque , or such other legal counsel as may be designated by Bio Syntech;

         "Bio Syntech Financial Statements" means the audited financial statements of Bio Syntech for the year ended March 31, 1999 and the unaudited financial statements of Bio Syntech for the six month period ended September 30, 1999;

         "Bio Syntech Material Adverse Effect" means any action, occurrence or omission which has or will have a material adverse effect on the business, assets, properties, condition (financial or otherwise), results of operations or prospects of Bio Syntech;

         "Bio Syntech Meeting" means the special meeting of the holders of Bio Syntech Shares called for the Meeting Date to consider and, if thought fit, approve and adopt the Amalgamation, and any adjournments thereof;

         "Bio Syntech Options" means options to acquire Bio Syntech Shares granted to employees or officers of Bio Syntech under its stock option plan.

         "Bio Syntech Warrants" means the outstanding warrants entitling the holder to acquire common shares of Bio Syntech;

         "Bio Syntech Shares" means the common shares without nominal or par value in the capital of Bio Syntech as constituted on the date hereof;

         "Bio Syntech Shareholders" means the holders of Bio Syntech Shares;

         "Business day" means a day, other than a Saturday, Sunday or statutory holiday, when banks in the City of Montreal are generally open for the transaction of banking business;

         "Closing" means the delivery of the documents contemplated by this Agreement to be delivered by or on behalf of one party hereunder to another party hereunder in order to effect the completion of the Amalgamation and the other transactions contemplated herein, which delivery of documents shall take place at the Closing Time at the offices of De Grandpre Chaurette Levesque Counsel in Montreal, Quebec, unless otherwise agreed by Dream Team and Bio Syntech;

         "Closing Time" shall be the time on the Effective Date at which the Closing shall occur, which time shall be 2:00 p.m. (Montreal time) unless otherwise agreed by Dream Team and Bio Syntech;

         "Control" means, with respect to control of a body corporate by a person, the holding (other than by way of security) by or for the benefit of that person of securities of that body corporate to which are attached more than 50% of the votes that may be cast to elect directors of the body corporate (whether or not securities of any other class or classes shall or might be entitled to vote upon the happening of any event or contingency) provided that such votes, if exercised, are sufficient to elect a majority of the board of directors of the body corporate;

         "Effective Date" means the date the Amalgamation becomes effective under the Quebec Companies Act;

         "Effective  Time" means  12:01 a.m.  (Montreal  time) on the  Effective
         Date;

         "Governmental Authority" includes any federal, provincial, municipal or other political subdivision, government, department, commission, board, bureau, agency or instrumentality, domestic or foreign;

         "Dream Team  Assets"  means all of the assets and  properties  of Dream
         Team;

         "Dream Team Common Shares" means common shares in the capital of Dream Team as constituted on the date hereof;

         "Dream Team Counsel" means Randall J. Lanham, Esq. or such other legal counsel as may be designated by Dream Team;

         "Dream Team Financial Statements" means the audited financial statements of Dream Team for the 12 months ended December 31, 1998 and the unaudited consolidated financial statements of Dream Team for the nine month period ended September 30, 1999;

         "Dream Team Material Adverse Effect" means any action, occurrence or omission which has or will have a material adverse effect on the business, assets, properties, condition (financial or otherwise), results of operations or prospects of Dream Team;

         "Dream Team Shares" means the common shares without nominal or par value in the capital of Dream Team as constituted on the date hereof;

         "Dream Team Shareholders" means the holders of Dream Team Shares;

         "Information Circular" means the information circular to be used in connection with the holding of the Bio Syntech Meeting;

         "Misrepresentation" includes any untrue statement of a material fact, any omission to state a material fact that is required to be stated and any omission to state a material fact that is necessary to be stated in order for a statement not to be misleading;

         "Non-Voting Exchangeable Share" means the non-voting exchangeable shares of Bio Syntech Canada Inc;

         "Person" includes any individual, partnership, firm, trust, body corporate, government, governmental body, agency or instrumentality, unincorporated body of persons or association;


                                    ARTICLE 2
                                 INTERPRETATION

2.1 The division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

2.2 Unless the contrary intention appears, references in this Agreement to an article, section, subsection, paragraph, clause, subclause or schedule by number or letter or both refer to the article, section, subsection, paragraph, clause, subclause or schedule, respectively, bearing that designation in this Agreement.

2.3 In this Agreement, unless the contrary intention appears, words importing the singular include the plural and vice versa and words importing gender shall include all genders.

2.4 In the event that the date on which any action is required to be taken hereunder by any of the parties is not a business day in the place where the action is required to be taken, such action shall be required to be taken on the next succeeding day which is a business day in such place.

2.5 References in this Agreement to any statute or sections thereof shall include such statute as amended or substituted and any regulations promulgated thereunder from time to time in effect.

2.6 Unless otherwise stated, all references in this Agreement to sums of money are expressed in lawful money of Canada.

2.7 All representations, warranties, covenants and opinions in or contemplated by this Agreement as to the enforceability of any covenant, agreement or document are subject to enforceability being limited by applicable bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally and by the discretionary nature of certain remedies (including specific performance and injunctive relief).


                                    ARTICLE 3
                                  AMALGAMATION

3.1 Amalgamation. Bio Syntech and Newco agree to amalgamate pursuant to the provisions of the Quebec Companies Act and to continue as one corporation effective on the Effective Date, on the terms and subject to the conditions set out herein.

3.2      Name.  The name of the  Amalgamated  Corporation  shall be Bio  Syntech
         Canada Inc.

3.3 Registered Office. The registered office of the Amalgamated Corporation shall be situate at the registered office of BioSyntech.

3.4 Authorized Capital and Restrictions on Share Transfers. The Amalgamated Corporation shall be authorized to issue an unlimited number of common shares and an unlimited number of NonVoting Exchangeable Shares, which shall have the rights, privileges, restrictions and conditions set forth in the Articles of Amalgamation and the Quebec Companies Act.

3.5 Number of Directors. The minimum number of directors of the Amalgamated Corporation shall be one (1) and the maximum number of directors of the Amalgamated Corporation shall be nine (9).

3.6      First  Directors.  The  number of first  directors  of the  Amalgamated
         Corporation shall be five. The first directors of the Amalgamated Corporation shall be the persons who are directors of BioSyntech immediately before the effective date of the Amalgamation

         The first directors shall hold office until the first annual or general meeting of the shareholders of the Amalgamated Corporation or until their successors are duly appointed or elected. The subsequent directors shall be elected each year thereafter as provided for in the Quebec Companies Act and the by-laws of the Amalgamated Corporation. The management and operation of the business and affairs of the Amalgamated Corporation shall be under the control of the Board of Directors thereof as it is constituted from time to time.

3.7 Effect of Certificate of Amalgamation. On the Effective Date, the Amalgamation of Bio Syntech and Newco and their continuance as one corporation shall become effective; the property of each of Bio Syntech and Newco shall continue to be the property of the Amalgamated Corporation; the Amalgamated Corporation shall continue to be liable for the obligations of each of Bio Syntech and Newco; any existing cause of action, claim or liability to prosecution of either of Bio Syntech or Newco shall be unaffected; any civil, criminal or administrative action or proceeding pending by or against either Bio Syntech or Newco may be continued to be prosecuted by or against the Amalgamated Corporation; any conviction against, or ruling, order or judgment in favour of or against, either Bio Syntech or Newco may be enforced by or against the Amalgamated Corporation; and the Articles of Amalgamation shall be deemed to be the Articles of Incorporation for the Amalgamated Corporation and the certificate of amalgamation to be issued evidencing the Amalgamation shall be deemed to be in the certificate of incorporation of the Amalgamated Corporation.

3.8 First Auditors. The first auditors of the Amalgamated Corporation shall be Ernst & Young Chartered Accountants, of Montreal, Quebec. The first auditors of the Amalgamated Corporation shall hold office until the first annual meeting of the Amalgamated Corporation following the Amalgamation or until their successors are duly elected or appointed.

3.9 Restrictions on Business. There shall be no restrictions on the business that the Amalgamated Corporation may carry on.

3.10 Articles of Amalgamation and By-laws. The Articles of Amalgamation of the Amalgamated Corporation shall be in the form set forth in Schedule "A". The by-laws of the Amalgamated Corporation shall be the existing by-laws of Newco.

3.11     Effect of the Amalgamation on Shares.  On the Effective Date:

         (a) subject to paragraph 3.11(c) below, each holder of Bio Syntech Shares shall receive, for each Bio Syntech Share held, one Non-Voting Exchangeable Share following which all Bio Syntech Shares shall be canceled;

         (b) Dream Team shall receive one fully-paid and non-assessable common share of the Amalgamated Corporation for each one Newco common share held by Dream Team, following which all Newco common shares shall be canceled;

         (c) if a holder of Bio Syntech Shares is entitled to receive a fraction of a Non-Voting Exchangeable Share, then in respect of such fraction the holder shall be entitled to receive one whole Non-Voting Exchangeable Share, as the case may be, rounded up. In calculating such fraction, all Bio Syntech Shares held by a beneficial holder shall in each case be aggregated;

         (d) each holder of a Bio Syntech Option shall receive for each Bio Syntech Option held, an equivalent option to acquire one Non-Voting Exchangeable Share for each Bio Syntech Share which he is entitled to acquire under his option, on the same terms and conditions;
 .
         (e) the stated capital account of the common share shall correspond to the stated capital for the Newco common shares and the stated capital for the on Voting Exchangeable Shares shall correspond to the stated capital of the Bio Syntech Shares.

3.12     Share Certificates, etc.  On the Effective Date:

         (a) the registers and transfers of Bio Syntech Shares shall be closed;

         (b) Dream Team, as the registered holder of Newco common shares, shall cease to be the holder of Newco common shares and shall be deemed to be the registered holder of common shares of the Amalgamated Corporation to which it is entitled calculated in accordance with the provisions hereof;

         (c) the holders of Bio Syntech Shares shall cease to be the holders of Bio Syntech Shares and shall be deemed to be registered holders of the number of Non-Voting Exchangeable Shares to which they are entitled calculated in accordance with the provisions hereof; and

         (d) certificates representing the number of Non-Voting Exchangeable Shares issuable to holders of Bio Syntech Shares shall be made available at the Depositary for pick-up by or delivery to the holder upon deposit with the Depositary of certificates formerly representing Bio Syntech Shares.

                                    ARTICLE 4
                        BIO SYNTECH'S CLOSING CONDITIONS

4.1 The obligation of Bio Syntech to complete the transactions contemplated herein is subject to the fulfilment of the following conditions precedent on or before the Closing Time or such other time as is specified below:

         (a) the representations and warranties made by Dream Team in this Agreement shall be true as of the Effective Date as if made on and as of such date and Dream Team shall have provided to Bio Syntech at the Closing Time a certificate of the Chief Executive Officer of Dream Team to that effect dated the Effective Date and Bio Syntech shall have no knowledge to the contrary;

         (b) Dream Team shall have provided Bio Syntech with an opinion of Dream Team Counsel satisfactory in form and substance in all material respects to Bio Syntech dated the Effective Date (or such other date as Dream Team and Bio Syntech may agree) and addressed to Bio Syntech and Bio Syntech Counsel;

         (c) at the Effective Date there shall not be more than 12,000,000 Dream Team Shares outstanding, without taking into account shares to be issued under the private placement contemplated under paragraph (g) below, which shall not exceed 500,000 shares and 500,000 warrants to acquire additional shares;

         (d)      Dream  Team  shall  have  no  employees,  and all  Dream  Team consultants shall have been terminated by Dream Team and the aggregate amount of termination fees, bonuses or other similar amounts paid to such persons shall not exceed $1,000 collectively;

         (e) there shall not have occurred any Dream Team Material Adverse Effect or any material adverse effect on the value of the Non-Voting Exchangeable Shares to be received by the holders of Bio Syntech Shares;

         (f) all directors and officers of Dream Team shall have resigned and Bio Syntech shall be satisfied that Dream Team has no further obligations or liabilities to such persons other than typical directors' indemnities; and

         (g) Dream Team shall have completed a private placement of US$2,000,000.

         The foregoing conditions precedent are for the benefit of Bio Syntech and may be waived, in whole or in part, by Bio Syntech in writing at any time. If any of the said conditions precedent shall not be complied with or waived by Bio Syntech on or before the date required for the performance thereof, Bio Syntech may, in addition to the other remedies it may have at law or equity, rescind and terminate this Agreement by written notice to Dream Team.



                                    ARTICLE 5
                         DREAM TEAM'S CLOSING CONDITIONS

5.1 The obligation of Dream Team to complete the transactions contemplated herein are subject to fulfilment of the following conditions precedent on or before the Effective Date or such other time as is specified below:

         (a) the representations and warranties made by Bio Syntech in this Agreement shall be true as of the Effective Date as if made on and as of such date and Bio Syntech shall have provided to Dream Team at the Closing Time a certificate of the Chief Executive Officer of Bio Syntech, dated the Effective Date, to that effect and Dream Team shall have no knowledge to the contrary;

         (b) Bio Syntech shall have provided Dream Team with an opinion of Bio Syntech Counsel satisfactory in form and substance in all material respects to Dream Team dated the Effective Date (or such other date as Dream Team and Bio Syntech may agree) and addressed to Dream Team and Dream Team Counsel;

         (c) Bio Syntech shall have complied with its covenants herein and shall have provided to Dream Team at the Closing Time a certificate of the Chief Executive Officer of Bio Syntech dated the Effective Date certifying that Bio Syntech has complied with its covenants herein and Dream Team shall have no knowledge to the contrary;

         (d) prior to the Closing Time all of the outstanding Bio Syntech Warrants shall have been exercised or canceled;

         (e) Dream Team being satisfied that, at the Effective Time, no person, firm or corporation has any agreement, option, right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, option or privilege to acquire any unissued securities of Bio Syntech or any interest therein, with the exception of a maximum of 2,000,000 shares issuable under the Bio Syntech Options;

         (f) no act, action, suit or proceeding shall have been threatened, taken or be outstanding before or by any domestic or foreign court or tribunal or governmental agency or other regulatory authority or administrative agency or commission by any elected or appointed public official or private person (including, without limitation, any individual, corporation, firm, group or other entity) in Canada or elsewhere, whether or not having the force of law; and no law, regulation or policy shall have been proposed, enacted, promulgated or applied:

                   (i)     which  has the  effect or may have  effect,  to cease
                           trade, enjoin, prohibit or impose material limitations or conditions on the amalgamation of Bio Syntech and Newco, or the right of Dream Team to own or exercise full rights of ownership of the Amalgamated Corporation; or

                  (ii) which, if the proposed transaction were consummated would, in the judgement of Dream Team, acting reasonably, materially and adversely affect Dream Team and Bio Syntech considered on a consolidated basis;

         (g) at the Effective Time there shall not be more than 15,196,440 Bio Syntech Shares outstanding, together with any Bio Syntech Shares which may be issued prior to the Closing Time upon the due exercise of outstanding Bio Syntech Options and Warrants;

         (h) there shall not have occurred any Bio Syntech Material Adverse Effect or any material adverse effect on the value of the Bio Syntech Shares to Dream Team; and


         The foregoing conditions precedent are for the benefit of Dream Team and may be waived, in whole or in part, by Dream Team in writing at any time. If any of the said conditions precedent shall not be complied with or waived by Dream Team on or before the date required for the performance thereof, Dream Team may, in addition to the other remedies it may have at law or equity, rescind and terminate this Agreement by written notice to Bio Syntech.


                                    ARTICLE 6
                            MUTUAL CLOSING CONDITIONS

6.1 The obligations of Dream Team and Bio Syntech to complete the transactions contemplated herein are subject to fulfilment of the following conditions precedent on or before the Effective Date or such other time as is specified below:

         (a) special resolutions shall have been passed at the Bio Syntech Meeting by the holders of Bio Syntech Shares duly approving the Amalgamation in accordance with the applicable corporate legislation; and the Bio Syntech Meeting shall have been held in accordance with the applicable corporate legislation;

         (b) all requisite regulatory approvals (including, without limitation, of any stock exchanges or other regulatory authorities) shall have been obtained on terms satisfactory to Bio Syntech and Dream Team, acting reasonably;

         (c) there shall not exist any prohibition at law against Dream Team or Bio Syntech consummating the proposed transaction;

         (d) the Articles of Amalgamation shall have been executed, as required, by Newco and Bio Syntech and filed with the Registrar under the Quebec Companies Act in a diligent manner as soon as possible following the Meeting Date; and

         (e) other than as a result of the actions of a party to this Agreement, the Effective Date shall be no later than February 28, 2000.

         The foregoing conditions are for the mutual benefit of Dream Team and Bio Syntech and may be waived, in whole or in part, by Dream Team and Bio Syntech at any time. If any of the said conditions precedent shall not be complied with or waived as aforesaid on or before the date required for the performance thereof, Dream Team or Bio Syntech may, in addition to the other remedies it may have at law or in equity, rescind and terminate this Agreement by written notice to the other party.

                                    ARTICLE 7
                  BIO SYNTECH'S REPRESENTATIONS AND WARRANTIES

7.1 Bio Syntech represents and warrants to and in favour of Dream Team the following, and acknowledges that Dream Team is relying upon such representations and warranties:

         (a) as of the date hereof there are not more than 13,283,579 Bio Syntech Shares and no other shares issued and outstanding and other than pursuant to this Agreement or as has been disclosed by Bio Syntech to Dream Team, no person, firm or corporation has any agreement, option, right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, option or privilege to acquire any unissued securities of Bio Syntech or any interest therein;

         (b) Bio Syntech has been duly incorporated and organized, and is validly existing as a corporation, under the Quebec Companies Act and has full corporate power and authority to own its assets and conduct its businesses as now owned and conducted. Bio Syntech is duly qualified to carry on business, and is in good standing, in each jurisdiction in which the character of its properties, owned or leased, or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not have an Bio Syntech Material Adverse Effect;

         (c) Bio Syntech has complied with and is in compliance with all laws and regulations applicable to the operation of its business except where failure to so comply will not have an Bio Syntech Material Adverse Effect and has all licences, permits, orders or approvals of, and has made all required registrations with, any governmental or regulatory body that is material to the conduct of its business;

         (d) Bio Syntech has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Bio Syntech and the consummation by Bio Syntech of the transactions contemplated by this Agreement have been duly authorized by the board of directors of Bio Syntech and, except as contemplated hereby, no other corporate proceedings on the part of Bio Syntech are necessary to authorize this Agreement and the completion of the Amalgamation. This Agreement has been duly executed and delivered by Bio Syntech and constitutes a valid and binding obligation of Bio Syntech, enforceable by Dream Team against Bio Syntech in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other laws relating to or affecting creditors' rights generally and to general principles of equity. The execution and delivery by Bio Syntech of this Agreement and performance by it of its obligations hereunder will not;

                   (i) result in a violation or breach of any term or provision of:
                           (1)  its articles or by-laws; or
                           (2)  any law, regulation, order, judgement or decree;
                  (ii) give rise to any right of termination, or acceleration of indebtedness, or cause any indebtedness to come due before its stated maturity, in any case, or give rise to any rights of first refusal or any restriction or limitation under any agreement, contract, licence, franchise or permit of Bio Syntech which in any case would have an Bio Syntech Material Adverse Effect and Bio Syntech is not currently in breach of any such contract where such breach would have an Bio Syntech Material Adverse Effect; or
                 (iii) result in the imposition of any encumbrance, charge or lien upon any of its assets;

         (e)      except as disclosed to Dream Team:

                   (i) Bio Syntech has conducted its business only in the usual, ordinary and regular course and consistent with past practice;

                  (ii) no liability or obligation of any nature (whether absolute, accrued, contingent or otherwise) that has had or is reasonably likely to have an Bio Syntech Material Adverse Effect has been incurred;

                 (iii) there is no claim, action, proceeding or investigation pending or, to the knowledge of Bio Syntech, threatened against or relating to Bio Syntech or any of its properties or assets before any court or governmental or regulatory authority or body that, if adversely determined, is likely to have an Bio Syntech Material Adverse Effect or prevent or materially delay consummation of the proposed transaction, nor is Bio Syntech aware of any basis for any such claim, action, proceeding or investigation. Bio Syntech is not subject to any outstanding order, writ, injunction or decree that has had or is reasonably likely to have an Bio Syntech Material Adverse Effect or prevent or materially delay consummation of the proposed transaction; and

                  (iv) there has not been any event prior to the date hereof that has had or is reasonably likely to have an Bio Syntech Material Adverse Effect;

         (f) the Bio Syntech Financial Statements were prepared in accordance with generally accepted accounting principles in Canada consistently applied and fairly represent the financial condition of Bio Syntech for the period indicated and the results of operations of Bio Syntech for such applicable period;

         (g) Bio Syntech has not incurred any obligation or liability, contingent or otherwise, for brokerage fees, finder's fees, agent's commission or other similar forms of compensation with respect to the transactions contemplated herein;

         (h) Bio Syntech has no Subsidiaries or securities investments in any other persons and has no obligations of any nature to acquire any Subsidiary or securities investments in any other person or to acquire or lease any other business operations out of the ordinary course;

         (i) the minute books of Bio Syntech are complete and correct in all material respects and contain the minutes of all meetings and all resolutions of the directors and shareholders thereof;

         (j)      Bio Syntech:

                   (i) has duly and in a timely manner filed all returns, elections, filings and reports required pursuant to the Income Tax Act, the Quebec Tax Act, the income tax legislation of any other province of Canada or any foreign jurisdictions having jurisdiction over the affairs of Bio Syntech, the Excise Tax Act (Canada) as it relates to the goods and services tax ("GST"), the Mines and Minerals Act (Quebec), the Freehold Mineral Rights Tax Act (Quebec), and any
                           similar legislation of provinces or foreign jurisdictions having jurisdiction over the affairs of Bio Syntech for all prior periods in respect of which such filings have heretofore been required, and such filings are substantially true, complete and correct; the tax liability of Bio Syntech is as indicated by the above returns and filings, and Bio Syntech has made timely payment of, or has duly and properly accrued on the books thereof, the taxes (including interest and penalties thereon) shown in these returns and filings, with respect to periods ending on or prior to the date hereof, and any subsequent assessments, reassessments or determinations thereof;

                  (ii) has made adequate provision for taxes or other amounts payable pursuant to any legislation referred to in (i) above for the current period for which returns, reports, elections or other filings are not yet required to be filed, and Bio Syntech has paid all required instalments of income, capital, property and business taxes payable on account of the current period;

                 (iii) is not aware, without having made special investigation, of any contingent tax liabilities or any grounds that could prompt an assessment or reassessment and has not received any indication from any taxation authorities that an assessment or reassessment, regardless of its merits, is proposed or is under consideration;

                  (iv) is not a party to any agreements or waivers extending the statutory period of limitations applicable to any federal, provincial or other tax return for any period;

                   (v) has withheld, and will continue to withhold until the Effective Date, from each payment made to any of its officers, directors, former directors and employees and to all non-residents of Canada and other persons with respect to whom it is required by law to withhold any amounts, the amount of all taxes (including, without limitation, income tax) and other deductions required to be withheld therefrom and has paid the same to the proper tax or other authority within the time required under any applicable legislation; and

                  (vi) has not to the best of its knowledge, without having made a special investigation, undergone an acquisition of control, for the purposes of the Income Tax Act or any relevant provincial statute, that would affect any taxation years of Bio Syntech ending before the Effective Date;

         (k) all filings made by Bio Syntech under which Bio Syntech has received or is entitled to government incentives, have been made in accordance, in all material respects, with all applicable legislation and contain no misrepresentations of material fact or omit to state any material fact which could cause any amount previously paid to Bio Syntech or previously accrued on the accounts thereof to be recovered or disallowed;

         (l) Bio Syntech has performed, observed and satisfied all of its material duties, liabilities, obligations and covenants required to be satisfied, performed and observed by it under, and is not in material default under or in material breach of, the terms of any material leases or agreements pertaining to Bio Syntech or the Bio Syntech Assets;

         (m) there is no material circumstance, matter or thing known to Bio Syntech which would cause it to believe that it may not hold good and marketable title to any material portion of the Bio Syntech Assets;

         (n) all material documents and agreements of whatsoever nature and kind affecting the title to the Bio Syntech Assets which are in the possession of Bio Syntech or of which Bio Syntech is otherwise aware have been made available for review by Dream Team;

         (o) Bio Syntech has done no act or thing, nor has Bio Syntech suffered or permitted any act or omission, whereby its title to any of the Bio Syntech Assets may be canceled or terminated;

         (p) there are reasonable grounds for believing that Bio Syntech is, and immediately prior to the Effective Date will be, able to pay its liabilities as they become due; and

         (q) there are reasonable grounds for believing that no creditor of Bio Syntech will be prejudiced by the Amalgamation.


                                    ARTICLE 8
                   DREAM TEAM'S REPRESENTATIONS AND WARRANTIES

8.1 Dream Team represents and warrants to and in favour of Bio Syntech the following, and acknowledges that Bio Syntech is relying upon such representations and warranties:

         (a) As of the date hereof there are not more than (i) 12,000,000 Dream Team Common Shares and no other shares issued and outstanding, and (ii) other than pursuant to this Agreement or as has been disclosed by Dream Team to Bio Syntech, no person, firm or corporation has any agreement, option, right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, option or privilege to acquire any unissued securities of Dream Team or any interest therein;

         (b) Dream Team has been duly incorporated and organized, and is validly existing as a corporation, and has full corporate power and authority to own its assets and conduct its business as now owned and conducted. Dream Team has no Subsidiaries other than Newco. Dream Team is duly qualified to carry on business, and is in good standing, in each jurisdiction in which the character of its properties, owned or leased, or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not have a Dream Team Material Adverse Effect;

         (c) Dream Team has complied with and is in compliance with all laws and regulations applicable to the operation of its business except where failure to so comply will not have a Dream Team Material Adverse Effect and each of them has all licences, permits, orders or approvals of, and has made all required registrations with, any governmental or regulatory body that is material to the conduct of its business;

         (d) Dream Team has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Dream Team and the consummation by Dream Team of the transactions contemplated by this Agreement have been duly authorized by the board of directors of Dream Team and, except as contemplated hereby, no other corporate proceedings on the part of Dream Team are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Dream Team and constitutes a valid and binding obligation of Dream Team, enforceable by Bio Syntech against Dream Team in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other laws relating to or affecting creditors' rights generally and to general principles of equity. The execution and delivery by Dream Team of this Agreement and performance by it of its obligations hereunder will not;

                   (i) result in a violation or breach of any term or provision of:
                           (1)  its articles or by-laws or those of Newco; or
                           (2)  any law, regulation, order, judgement or decree;
                  (ii) give rise to any right of termination, or acceleration of indebtedness, or cause any indebtedness to come due before its stated maturity, in any case, or give rise to any rights of first refusal or any restriction or limitation under any agreement, contract, licence, franchise or permit of Dream Team which in any case would have a Dream Team Material Adverse Effect and Dream Team is not currently in breach of any such contract where such breach would have a Dream Team Material Adverse Effect; or
                 (iii) result in the imposition of any encumbrance, charge or lien upon any of its assets or the assets of Newco;

         (e)      Dream Team:

                   (i) has made adequate provision for taxes or other amounts payable pursuant to any legislation referred to in (i) above for the current period for which returns, reports, elections or other filings are not yet required to be filed, and Dream Team has paid all required instalments of income, capital, property and business taxes payable on account of the current period;

                  (ii) is not aware, without having made special investigation, of any contingent tax liabilities or any grounds that could prompt an assessment or reassessment and has not received any indication from any taxation authorities that an assessment or reassessment, regardless of its merits, is proposed or is under consideration;

                 (iii) is not a party to any agreements or waivers extending the statutory period of limitations applicable to any federal, provincial or other tax return for any period;


         (f)      except as disclosed to Bio Syntech;

                   (i) Dream Team has conducted its business only in the usual, ordinary and regular course and consistent with past practice;

                  (ii) no liability or obligation of any nature (whether absolute, accrued, contingent or otherwise) that has had or is reasonably likely to have a Dream Team Material Adverse Effect has been incurred; and

                 (iii) there has not been any event prior to the date hereof that has had or is reasonably likely to have a Dream Team Material Adverse Effect;

         (g) the Dream Team Financial Statements were prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial condition of Dream Team for the period indicated and the results of operations of Dream Team for such applicable period;

         (h) there is no claim, action, proceeding or investigation pending or, to the knowledge of Dream Team, threatened against or relating to Dream Team or any of its properties or assets before any court or governmental or regulatory authority or body that, if adversely determined, is likely to have a Dream Team Material Adverse Effect or prevent or materially delay consummation of the proposed transaction, nor is Dream Team aware of any basis for any such claim, action, proceeding or investigation. Dream Team is not subject to any outstanding order, writ, injunction or decree that has had or is reasonably likely to have a Dream Team Material Adverse Effect or prevent or materially delay consummation of the proposed transaction;

         (i) except for Newco, Dream Team has no Subsidiaries or securities investments in any other persons and has no obligations of any nature to acquire any Subsidiary or securities investments in any other person or to acquire or lease any other business operations out of the ordinary course;

         (j) the minute books of Dream Team are complete and correct in all material respects and contain the minutes of all meetings and all resolutions of the directors and shareholders thereof;


         (k) there has not been any material adverse change in the assets, liabilities or obligations (absolute, accrued, contingent or otherwise) of Dream Team from the position set forth in the Dream Team Financial Statements and there has not been any material adverse change in the business, operations or condition (financial or otherwise) or results of operations of Dream Team since September 30, 1999 and since that date there have been no material facts, transactions, events or occurrences which could have a Dream Team Material Adverse Effect which have not been disclosed in writing to Bio Syntech;

         (l) no securities commission or similar regulatory authority has issued any order preventing or suspending trading in any securities of Dream Team;

         (m) Dream Team has not incurred any obligation or liability, contingent or otherwise, for brokerage fees, finder's fees, agent's commission or other similar forms of compensation with respect to the transactions contemplated herein;

         (n) Dream Team has performed, observed and satisfied all of its material duties, liabilities, obligations and covenants required to be satisfied, performed and observed by it under, and is not in material default under or in material breach of, the terms of any material leases or agreements pertaining to Dream Team or the Dream Team Assets;

         (o) Dream Team has not carried on any business to the date hereof and has no assets or liabilities other than pursuant to this Agreement;


                                    ARTICLE 9
                             BIO SYNTECH'S COVENANTS

9.1 Until the earlier of: (i) the Effective Date and (ii) termination of this Agreement in accordance with its terms, except with the prior written consent of Dream Team, which shall not be unreasonably withheld, and except for the Permitted Transactions:

         (a) Bio Syntech will use all reasonable efforts to fulfil the conditions set forth in Sections 5.1 and 6.1 to the extent the fulfilment of the same is within the control of Bio Syntech:

         (b) Bio Syntech shall not take any action except in, and maintain its properties and facilities in, the usual, ordinary and regular course of business and consistent with past practice;

         (c) Bio Syntech shall not directly or indirectly do or permit to occur any of the following:

                   (i) issue, sell, pledge, lease, dispose of, encumber or agree to issue, sell, pledge, lease, dispose of or encumber:

                           (1) any additional shares of, or any options, warrants, calls, conversion privileges or rights of any kind to acquire any Bio Syntech Shares except pursuant to
                                    outstanding    Bio   Syntech   Options   and
                                    Warrants; or

                           (2)      except in the  ordinary  course of  business
                                    for  a   consideration   not  in  excess  of
                                    $100,000, any assets of Bio Syntech;

                  (ii)     amend or propose to amend its articles or by-laws;

                 (iii) split, combine or reclassify any outstanding shares, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to any outstanding shares;

                  (iv) redeem, purchase or offer to purchase (or permit any of its subsidiaries to redeem, purchase or offer to purchase) any shares or other securities of Bio Syntech except as contemplated in this Agreement;

                   (v)     reorganize,  amalgamate or merge Bio Syntech with any
                           other  person,  corporation,   partnership  or  other
                           business organization whatsoever;

                  (vi) acquire or agree to acquire (by merger, amalgamation, acquisition of securities or assets or otherwise) any person, corporation, partnership or other business organization or division or, except in the ordinary course of business, any assets or properties;

                 (vii) incur or commit to incur any indebtedness for borrowed money or issue any debt securities except for borrowing in the ordinary course of business and consistent with past practice;

                (viii) expend any amounts, incur any liabilities, enter into any agreements, arrangements or make any commitments (whether absolute, contingent or otherwise), or make any offers that could result in any agreements or commitments, whether or not in the ordinary course of business, in an amount in excess of $100,000 (without prior written consent of Dream Team, which consent shall not be unreasonably withheld) in respect of each such event; or

                  (ix) declare or pay any dividends or make any other distribution to its shareholders or repay, other than in the ordinary course of business, any outstanding indebtedness;

         (d) Bio Syntech shall not adopt or amend any bonus, profit sharing, incentive, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee;

         (e)      Bio Syntech shall:

                   (i) use its best efforts to preserve intact its business organization and goodwill, and to maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it or its subsidiaries;

                  (ii) not take any action that would render, any representation or warranty made by it in this agreement untrue at any time prior to the proposed transaction being consummated if then made; and

                 (iii) promptly notify Dream Team orally and in writing of any governmental or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated);

         (f) Bio Syntech shall not enter into or modify any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 9.1;

         (g)      Bio Syntech will:

                   (i) convene the Bio Syntech Meeting and distribute copies of the Information Circular in accordance with applicable law;
                  (ii) solicit proxies to be voted in favour of the Amalgamation at the Bio Syntech Meeting;
                 (iii) provide notice to Dream Team of the Bio Syntech Meeting and allow Dream Team's representatives to attend the Bio Syntech Meetings; and
                  (iv) conduct the Bio Syntech Meeting in accordance with the by-laws of Bio Syntech and as otherwise required by law;

         (h) Bio Syntech will immediately advise Dream Team of the occurrence of any material fact or material change with respect to Bio Syntech which does or may effect the disclosure with respect to Bio Syntech in the Information Circular;

         (i) Bio Syntech will prepare (in consultation with Dream Team), provided that Dream Team supplies all information as reasonably requested, file and distribute to the holders of Bio Syntech Shares in a timely and expeditious manner, any amendments or supplements to the Information Circular as required by applicable law, in all jurisdictions where the same is required;

         (j) Bio Syntech will subject to the approval of the Bio Syntech Shareholders being obtained and subject to the satisfaction or waiver of the conditions set forth for the benefit of Bio Syntech, jointly with Newco file Articles of Amalgamation and any other required documents with the Registrar under the Quebec Companies Act, in order for the Amalgamation to become effective;

         (k) except for proxies and other non-substantive communications with security holders, Bio Syntech will furnish promptly to Dream Team a copy of each notice, report, schedule or other document delivered, filed or received by Bio Syntech in connection with (i) the Amalgamation, (ii) the Bio Syntech Meeting, (iii) any filings under applicable laws and (iv) any dealings with regulatory agencies in connection with the transactions contemplated herein;

         (l) Bio Syntech will make other necessary filings and applications under applicable federal and provincial laws and regulations required on the part of Bio Syntech in connection with the transactions contemplated herein and take all reasonable action necessary to be in compliance with such laws and regulations;

         (m) Bio Syntech will use all reasonable efforts to conduct its affairs so that all of Bio Syntech's representations and warranties contained herein shall be true and correct on and as of the Effective Date as if made thereon;

         (n) Bio Syntech will terminate its stock option plan and negotiate and effect either the cancellation and termination or the exercise of all Bio Syntech Warrants by the Effective Date as contemplated by paragraph 5.1(d);

         (o)      Bio  Syntech  shall not,  directly or  indirectly,  solicit or cause or facilitate anyone else to solicit any offer (confidential or otherwise) or expression of interest to acquire any of its assets outside the ordinary course of business or any of its securities, whether directly or indirectly, provide information (except for Bio Syntech Public Documents) concerning its securities, assets or business to anyone for or in furtherance of anything mentioned in this subsection, pursue any other material corporate acquisition or disposition, amalgamation, merger, arrangement or purchase or sale of assets; provided that the foregoing shall not prevent the board of directors of Bio Syntech from responding to any unsolicited bona fide submission or proposal regarding any acquisition or disposition of assets or any unsolicited bona fide proposal to amalgamate, merge or effect an arrangement or any unsolicited bona fide acquisition proposal generally or to a bona fide offer to acquire Bio Syntech Shares (a "Competing Offer") or make any disclosure to its shareholders with respect thereto which in the opinion of counsel is required for the directors of Bio Syntech to discharge their respective fiduciary duties to Bio Syntech and its shareholders. If Bio Syntech receives or becomes aware of an unsolicited offer, or that an unsolicited offer is pending, it will promptly provide all particulars known to Bio Syntech to Dream Team; and

         (p) notwithstanding the foregoing, in the event that, prior to the proposed transaction becoming effective, a bona fide Competing Offer is made which, in the opinion of the board of directors of Bio Syntech, acting in good faith, would result, directly or indirectly, in such holders receiving consideration in excess of the consideration to be received under the proposed transaction (a "Superior Competing Offer"), then prior to Bio Syntech recommending to holders of Bio Syntech Shares that they accept or vote in favour of or otherwise support the Superior Competing Offer, Bio Syntech shall give Dream Team three (3) business days to elect to match or better such Superior Competing Offer. If Dream Team elects not to match or better the Superior Competing Offer, then the board of directors of Bio Syntech may withdraw, modify or change any recommendation regarding the Offer if in the opinion of the board of directors of Bio Syntech, acting reasonably and upon advice of counsel, failure to do so would be inconsistent with applicable laws, including directors' fiduciary duties thereunder.

                                   ARTICLE 10
                             DREAM TEAM'S COVENANTS

10.1 Until the earlier of: (i) the Effective Date; and (ii) termination of this Agreement in accordance with its terms, except with the prior written consent of Bio Syntech, which shall not be unreasonably withheld:

         (a) Dream Team shall conduct its business in the ordinary course, and shall not directly or indirectly do or permit to occur any of the following:

                   (i)     amend or propose to amend its articles or by-laws;

                  (ii) split, combine or reclassify any outstanding shares, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to any outstanding shares;

                 (iii)     reorganize,  amalgamate  or merge Dream Team with any
                           other  person,  corporation,   partnership  or  other
                           business organization whatsoever;

                  (iv) acquire or agree to acquire (by merger, amalgamation, acquisition of securities or assets or otherwise) any person, corporation, partnership or other business organization or division or, except in the ordinary course of business, any assets or properties; or

                   (v) declare or pay any dividends or make any other distribution to its shareholders or repay, other than in the ordinary course of business, any outstanding indebtedness;

         (b) Dream Team shall not take any action except in, and maintain its properties and facilities in, the usual, ordinary and regular course of business and consistent with past practice;

         (c) Newco will not, and Dream Team will not permit Newco to, carry on any business or take any actions except as is necessary to give effect to the Amalgamation and all other transactions contemplated by this Agreement;

         (d) Dream Team will use all reasonable efforts to fulfil the conditions set forth in Sections 4.1 and 6.1 to the extent the fulfilment of the same is within the control of Dream Team;

         (e) Dream Team will make all other necessary filings and applications under applicable laws and regulations required in connection with the transactions contemplated herein and will take all reasonable action necessary to be in compliance with such laws and regulations;

         (f) except for non-substantive communications with security holders, Dream Team will furnish promptly to Bio Syntech a copy of each notice, report, schedule or other document delivered, filed or received by Dream Team in connection with
                  (i) the Amalgamation, (ii)
                  any filings under applicable laws and (iii) any dealings with regulatory agencies in connection with the transactions contemplated herein;

         (g) Dream Team will take appropriate steps to appoint the directors of Bio Syntech to its Board of Directors effective at the Effective Date and to obtain the resignation of and full and complete releases from its current directors and officers;

         (h) Dream Team will use all reasonable efforts to conduct its affairs so that all of Dream Team's representations and warranties contained herein shall be true and correct on and as of the Effective Date as if made thereon.


                                   ARTICLE 11
                                   TERMINATION

11.1 This Agreement may, prior to the issuance of a Certificate of Amalgamation, be terminated by the mutual agreement of the respective boards of directors of the parties hereto, without further action on the part of the shareholders of Bio Syntech or Newco.

11.2 Notwithstanding any other rights contained herein, Dream Team may terminate this Agreement upon notice to Bio Syntech in the event the Amalgamation has not become effective on or before February 28, 2000.

11.3 Notwithstanding any other rights contained herein, Bio Syntech may terminate this Agreement upon notice to Dream Team in the event the Amalgamation has not become effective on or before February 28, 2000.


                                   ARTICLE 12
                                    AMENDMENT

12.1 This Agreement may, at any time and from time to time before or after the holding of the Bio Syntech Meeting be amended by written agreement of the parties hereto without further notice to or authorization on the part of their respective shareholders, and any such amendment may, without limitation:

         (a) change the time for performance of any of the obligations or acts of the parties hereto;

         (b) waive any inaccuracies or modify any representation contained herein or in any document delivered pursuant hereto; and

         (c) waive compliance with or modify any of the covenants herein contained and waive or modify performance of any of the obligations of the parties hereto;

         provided that, notwithstanding the foregoing, the number of Dream Team Common Shares which the holders of Bio Syntech Shares shall have the right to receive on the Amalgamation may not be reduced without the approval of the shareholders of Bio Syntech given in the same manner as required for the approval of the Amalgamation.

12.2 This Agreement may only be amended by a written instruction signed by the parties hereto.


                                   ARTICLE 13
                                FEES AND EXPENSES

13.1 Each party hereto covenants and agrees to bear its own costs and expenses in connection with the transactions contemplated hereby.


                                   ARTICLE 14
                                   DISCLOSURE

14.1 Without the prior written consent of the other party hereto, no party hereto may disclose to any person either the fact that discussions or negotiations are taking place concerning the proposed transaction or any of the terms, conditions or other facts with respect to the proposed transaction, including the status thereof, except where the receiving party or its affiliates are required to do so by law, including but not limited to the requirements of securities and other regulatory agencies.

14.2 Except as otherwise provided in this Agreement, unless required by law (including, without limitation, securities regulation), no party to this Agreement shall make any public or private announcement or communications in respect of the proposed transaction (including, without limitation, the existence of this Agreement or that any investigation, discussions or negotiations are taking place concerning the evaluation of either of the parties hereto or the Amalgamation) unless the prior approval of the announcement is obtained from the other party.


                                   ARTICLE 15
                                     NOTICES

15.1 All notices, requests, demands and other communications hereunder shall be deemed to have been duly given and made, if in writing and if served by personal delivery upon the party for whom it is intended or delivered, or if sent by telecopier, upon receipt of confirmation that such transmission has been received, to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

         if to Dream Team:

         (a)      Lanham & Associates
                  45 Glen Echo, Unit A
                  Dove Canyon, California 92679

                  Attention:       Mr. Randall J. Lanham
                  Telecopier:      949-858-6774
         if to Bio Syntech

         (b)      475, Armand Frappier
                  Laval, Quebec

                  Telecopier:      450-686-8952
                  Attention:       Amine Selmani, President


                                   ARTICLE 16
                                      TIME

16.1     Time shall be of the essence in this Agreement.


                                   ARTICLE 17
                                ENTIRE AGREEMENT

17.1 This Agreement constitutes the entire agreement between the parties hereto and cancels and supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.


                                   ARTICLE 18
                               FURTHER ASSURANCES

18.1 Each party hereto shall, from time to time, and at all times hereafter, at the request of the other party hereto, but without further consideration, take all such further acts and execute and deliver all such further documents and instruments as shall be reasonably required in order to fully perform and carry out the terms and intent hereof.


                                   ARTICLE 19
                                  GOVERNING LAW

19.1 This Agreement shall be governed by, and be construed in accordance with, the laws of the Province of Quebec and applicable laws of Canada but the reference to such laws shall not, by conflict of laws rules or otherwise, require the application of the law of any jurisdiction other than the Province of Quebec.

19.2 Each party hereto irrevocably attorns to the exclusive jurisdiction of the Courts of the Province of Quebec in respect of all matters arising under or in relation to this Agreement.

                                   ARTICLE 20
                   EXECUTION IN COUNTERPARTS AND BY FACSIMILE

20.1 This Agreement may be executed in identical counterparts and by facsimile, and each such counterpart be and is hereby conclusively deemed to be an original and counterparts collectively are to be conclusively deemed one instrument.

                                   ARTICLE 21
                                     WAIVER

21.1 No waiver by any party hereto shall be effective unless in writing and any waiver shall affect only the matter, and the occurrence thereof, specifically identified and shall not extend to any other matter or occurrence.

                                   ARTICLE 22
                            ENUREMENT AND ASSIGNMENT

22.1 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement may not be assigned by any party hereto without the prior consent of the other parties hereto.

                                   ARTICLE 23
                                 NEWCO COVENANTS

23.1 Newco agrees to take all steps necessary on its behalf to implement the terms hereof and the transactions contemplated hereby.


         IN WITNESS WHEREOF the parties hereto have executed this Agreement.

Biosyntech , Inc


Per: /s/
     --------------------------------

Bio Syntech Ltee.


Per: /s/
     --------------------------------


9083-5661 QUEBEC INC

Per: /s/
     --------------------------------

                                   SCHEDULE A



         The Company shall be authorized to issue an unlimited number of Common and Exchangeable shares, without par value, having the following rights, privileges, restrictions and conditions:

3.1      COMMON SHARES

3.1.1 The Common shares shall confer the following rights upon holders thereof, namely:

         a) the right to vote at all meetings of shareholders, each shareholder being entitled to one vote for each Common share held by him;

         b) the right to receive all dividends declared by the board of directors on the Common shares;

         c) the right to share in the remaining assets of the Company upon its voluntary or forced winding-up or liquidation.

3.1.2 The board of directors shall be entitled to declare a dividend in respect of the Common shares, without in any manner whatsoever being required to declare or pay a dividend to holders of other classes of shares.


3.2      EXCHANGEABLE SHARES

3.2.1 The Exchangeable shares shall have the following rights, privileges, restrictions and conditions:

                                    ARTICLE 1
                                 INTERPRETATION

For the purposes of these share provisions:

"Act" means the Quebec Companies Act, as amended;

"Affiliate" has the meaning ascribed thereto in the Securities Act;

"Bio Syntech" means Bio Syntech Ltd., a company incorporated under the laws of the Province of Quebec, which was a predecessor to the Company;

"Bio Syntech Common Shares" means the common shares of Bio Syntech as constituted immediately prior to the Effective Date;

"Bio Syntech Options" means the options to purchase Bio Syntech Common Shares issued from time to time prior to the date hereof pursuant to the Bio Syntech Stock Option Plan;

"Board of Directors" means the Board of Directors of the Company;

"Business Day" means any day on which commercial banks are generally open for business in Montreal, Quebec, other than a Saturday, a Sunday or a day observed as a holiday in Montreal, Quebec under the laws of the Province of Quebec or the federal laws of Canada;

"Call Right" has the meaning ascribed thereto in the Exchange and Voting Agreement;

"Canadian Dollar Equivalent" means in respect of an amount expressed in a currency other than Canadian dollars (the "Foreign Currency Amount") at any date the product obtained by multiplying:

         (a)      the Foreign Currency Amount by,

         (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such spot exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose;

"Common Shares" means the common shares in the capital of the Company;

"Company" means Bio Syntech Canada Inc., the company resulting from the amalgamation of Bio Syntech and 9083-5661 Quebec Inc;

"Current Market Price" means, in respect of a Parent Common Share on any date, the Canadian Dollar Equivalent of the average of the closing bid and asked prices of Parent Common Shares during a period of 10 consecutive trading days ending not more than three trading days before such date on Nasdaq, or, if the Parent Common Shares are not then quoted on Nasdaq, on such other stock exchange or automated quotation system on which the Parent Common Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of Parent Common Shares during such period does not create a market which reflects the fair market value of a Parent Common Share, then the Current Market Price of a Parent Common Share shall be determined by the Board of Directors, in good faith and in its sole discretion, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding;

"Dividend Amount" means the amount of all declared and unpaid dividends on an Exchangeable Share held by a holder on any dividend record date which occurred prior to the date of purchase or redemption of such shares by the Company or Parent from such holder;

"Effective Date" means the date shown on the certificate of amalgamation to be issued under the Act giving effect to the Amalgamation;

"Exchange and Voting Agreement" means the agreement between Parent, the Holders of Exchangeable Shares and the Trustee in connection with the Amalgamation.

"Exchangeable Shares" means the non-voting exchangeable shares in the capital of the Company, having the rights, privileges, restrictions and conditions set forth herein;

"Governmental Entity" means any (a) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (b) any subdivision, agent, commission, board, or authority of any of the foregoing, or (c) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

"Holder" means, when used with reference to the Exchangeable Shares, the holders of Exchangeable Shares shown from time to time in the register maintained by or on behalf of the Company in respect of the Exchangeable Shares;

"Liquidation Amount" has the meaning ascribed thereto in Section 5.1 of these share provisions;

"Liquidation Date" has the meaning ascribed thereto in Section 5.1 of these share provisions;

"Nasdaq"  means  the  National   Association  of  Securities  Dealers  Automated
Quotation System;

"Parent" means Bio Syntech, Inc. (formerly Dream Team International Inc.), a Nevada Corporation;

"Parent Common Shares" mean the shares of common stock in the capital of Parent and any other securities into which such shares may be changed;

"Parent Control Transaction" means any merger, amalgamation, tender offer, material sale of shares or rights or interests therein or thereto or similar transactions involving Parent, or any proposal to do so;

"Parent Dividend Declaration Date" means the date on which the Board of Directors of Parent declares any dividend on the Parent Common Shares;

"Parent Call Notice" has the meaning ascribed thereto in Section 6.3 of these share provisions;

"Person" includes any individual, firm, partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status;

"Purchase Price" has the meaning ascribed thereto in Section 6.3 of these share provisions;

"Redemption Date" means the date, if any, established by the Board of Directors for the redemption by the Company of all but not less than all of the outstanding Exchangeable Shares pursuant to Article 7 of these share provisions, which date shall be no earlier than December 31, 2004, unless:

         (a) there are fewer than 1,000,000 Exchangeable Shares outstanding (other than Exchangeable Shares held by Parent and its affiliates, and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets; or

         (b) any other capital reorganization or other transaction affecting the Exchangeable Shares), in which case the Board of Directors may accelerate such redemption date to such date prior to December 31, 2004 as it may determine, upon at least 60 days' prior written notice to the registered holders of the Exchangeable Shares and the Trustee;

         (c) a Parent Control Transaction occurs, in which case, provided that the Board of Directors determines, in good faith and in its sole discretion, that it is not reasonably practicable to substantially replicate the terms and conditions of the Exchangeable Shares in connection with such Parent Control Transaction and that the redemption of all but not less than all of the outstanding Exchangeable Shares is necessary to enable the  completion of such Parent  Control  Transaction in accordance with its terms, the Board of Directors may accelerate such redemption date to such date prior to December 31, 2004 as it may determine, upon such number of days' prior written notice to the registered holders of the Exchangeable Shares and the Trustee as the Board of Directors may determine to be reasonably practicable in such circumstances;

provided, however, that the accidental failure or omission to give any notice of redemption under clauses (a) or (b) above to less than 10% of such holders of Exchangeable Shares shall not affect the validity of any such redemption;

"Redemption Price" has the meaning ascribed thereto in Section 7.1 of these share provisions;

"Retracted Shares" has the meaning ascribed thereto in Section 6.1(a) of these share provisions;

"Retraction Date" has the meaning ascribed thereto in Section 6.1(b) of these share provisions;

"Retraction Price" has the meaning ascribed thereto in Section 6.1 of these share provisions;

"Retraction Request" has the meaning ascribed thereto in Section 6.1 of these share provisions;

"Securities Act" means the Securities Act (Quebec) and the rules, regulations and policies made thereunder, as now in effect and as they may be amended from time to time prior to the Effective Date;

"Support Agreement" means the agreement made among Parent, Bio Syntech and 9083-5661 Quebec Inc in connection with the Amalgamation;

"Transfer Agent" means the transfer agent for the Exchangeable Shares;

"Trustee" means the trustee under the Exchange and Voting Agreement;


                                    ARTICLE 2
                         RANKING OF EXCHANGEABLE SHARES

2.1 The Exchangeable Shares shall be entitled to a preference over the Common Shares and any other shares ranking junior to the Exchangeable Shares, but shall rank junior to the Preference Shares, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company, among its shareholders for the purpose of winding up its affairs.


                                    ARTICLE 3
                                    DIVIDENDS

3.1 A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each Parent Dividend Declaration Date, declare a dividend on each Exchangeable Share:

         (a) in the case of a cash dividend declared on the Parent Common Shares, in an amount in cash for each Exchangeable Share in U.S. dollars, or the Canadian Dollar Equivalent thereof on the Parent Dividend Declaration

                  Date, in each case, corresponding to the cash dividend declared on each Parent Common Share;

         (b) in the case of a stock dividend declared on the Parent Common Shares to be paid in Parent Common Shares by the issue or transfer by the Company of such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of Parent Common Shares to be paid on each Parent Common Share; or

         (c) in the case of a dividend declared on the Parent Common Shares in property other than cash or Parent Common Shares, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent to (to be determined by the Board of Directors as contemplated by Section 3.5 hereof) the type and amount of property declared as a dividend on each Parent Common Share.

3.2 Such dividends shall be paid out of money, assets or property of the Company properly applicable to the payment of dividends, or out of authorized but unissued shares of the Company, as applicable.

3.3 Cheques of the Company payable at par at any branch of the bankers of the Company shall be issued in respect of any cash dividends contemplated by Section
3.1 (a) hereof and the sending of such a cheque to each holder of an Exchangeable Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by Section 3.1 (b) hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by Section 3.1 (c) hereof shall be issued, distributed or transferred by the Company in such manner as it shall determine and the issuance, distribution or transfer thereof by the Company to each holder of an Exchangeable Share shall satisfy the dividend represented thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Company any dividend that is represented by a cheque that has not been duly presented to the Company's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

3.4 The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under Section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the Parent Common Shares.

3.5 If on any payment date for any dividends declared on the Exchangeable Shares under Section 3.1 hereof the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Company shall have sufficient money, assets or property properly applicable to the payment of such dividends.

3.6 The Board of Directors shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of Section 3.1 hereof, and each such determination shall be conclusive and binding on the Company and its shareholders. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:

         (a) in the case of any stock dividend or other distribution payable in Parent Common Shares, the number of such shares issued in proportion to the number of Parent Common Shares previously outstanding;

         (b) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares), the relationship between the exercise price of each such right, option or warrant and the Current Market Price;

         (c) in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of Parent of any class other than Parent Common Shares, any rights, options or warrants other than those referred to in Section 3.5(b) above, any evidences of indebtedness of or any assets of Parent) the relationship between the fair market value (as determined by the Board of Directors in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Parent Common Share and the Current Market Price; and

         o in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Parent Common Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).


                                    ARTICLE 4
                              CERTAIN RESTRICTIONS

4.1 So long as any of the Exchangeable Shares are outstanding, the Company shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Section 10.2 of these share provisions:

         (a) pay any dividends on the Common Shares or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in Common Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

         (b) redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Shares;

         (c) redeem or purchase any other shares of the Company ranking equally with the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution; or

         (d)      except  pursuant  to and in  accordance  with the terms of Bio
                  Syntech Options, issue any Exchangeable Shares or any other shares of the Company ranking equally with, or superior to, the Exchangeable Shares other than by way of stock dividends to the holders of such Exchangeable Shares.

4.2 The restrictions in Sections 4.1(a), (b), (c) and (d) above shall not apply if all dividends on the outstanding Exchangeable Shares corresponding to dividends declared and paid to date on the Parent Common Shares shall have been declared and paid on the Exchangeable Shares.

                                    ARTICLE 5

                           DISTRIBUTION ON LIQUIDATION

5.1 In the event of the liquidation, dissolution or winding-up of the Company or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of the Company in respect of each Exchangeable Share held by such holder on the effective date (the "Liquidation Date") of such liquidation, dissolution or winding-up, before any distribution of any part of the assets of the Company among the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount per share (the "Liquidation Amount") equal to the Current Market Price of a Parent Common Share on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by the Company causing to be delivered to such holder one Parent Common Share, plus the Dividend Amount.

5.2 On or promptly after the Liquidation Date, and subject to the exercise by Parent of the Call Right, the Company shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the Articles of the Company and such additional documents and instruments as the Transfer Agent and the Company may reasonably require, at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to the holders of the Exchangeable Shares. Payment of the total Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the register of members of the Company for the Exchangeable Shares or by holding for pick-up by the holder at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to the holders of Exchangeable Shares, on behalf of the Company of certificates representing Parent Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and a cheque of the Company payable at par at any branch of the bankers of the Company in respect of the remaining portion, if any, of the total Liquidation Amount (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom). On and after the

Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. The Company shall have the right at any time after the Liquidation Date to deposit or cause to be deposited the total Liquidation Amount in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of Exchangeable Shares after such deposit shall be limited to receiving their proportionate part of the total Liquidation Amount (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom) for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Liquidation Amount, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Parent Common Shares delivered to them or the custodian on their behalf.

5.3 After the Company has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share pursuant to
Section 5.1 of these share provisions, such holders shall not be entitled to share in any further distribution of the assets of the Company.


                                    ARTICLE 6
                   RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

6.1 A holder of Exchangeable Shares shall be entitled at any time, subject to the exercise by Parent of the Call Right and otherwise upon compliance with the provisions of this Article 6, to require the Company to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount per share equal to the Current Market Price of a Parent Common Share on the last Business Day prior to the Retraction Date (the "Retraction Price"), which shall be satisfied in full by the Company causing to be delivered to such holder one Parent Common Share for each Exchangeable Share presented and surrendered by the holder. To effect such redemption, the holder shall present and surrender at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to the holders of Exchangeable Shares the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Company redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the Articles of the Company and such additional documents and instruments as the Transfer Agent and the Company may reasonably require, and together with a duly executed statement (the "Retraction Request") in the form of Schedule A hereto or in such other form as may be acceptable to the Company:

         (a) specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the "Retracted Shares") redeemed by the Company;

         (b) stating the Business Day on which the holder desires to have the Company redeem the Retracted Shares (the "Retraction Date"), provided that the Retraction Date shall be not less than 10 Business Days nor more than 15 Business Days after the date on which the Retraction Request is received by the Company and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the 15th Business Day after the date on which the Retraction Request is received by the Company; and

         (c) acknowledging, as the case may be, the overriding right (the "Call Right") of Parent to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to Parent in accordance with the Call Right on the terms and conditions set out in Section 6.3 below.

6.2 Subject to the exercise by Parent of the Call Right, upon receipt by the Company or the Transfer Agent in the manner specified in Section 6.1 hereof of a certificate or certificates representing the number of Retracted Shares, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Company shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall cause to be delivered to such holder the total Retraction Price. If only a part of the Exchangeable Shares represented by any certificate is redeemed (or purchased by Parent pursuant to the Call Right), a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Company.

6.3 Upon receipt by the Company of a Retraction Request, the Company shall immediately notify Parent thereof and shall provide to Parent a copy of the Retraction Request. In order to exercise the Call Right, Parent must notify the Company of its determination to do so (the "Parent Call Notice") within five Business Days of notification to Parent by the Company of the receipt by the Company of the Retraction Request. If Parent does not so notify the Company within such five Business Day period, the Company will notify the holder as soon as possible thereafter that Parent will not exercise the Call Right. If Parent delivers the Parent Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to Parent in accordance with the Call Right. In such event, the Company shall not redeem the Retracted Shares and Parent shall purchase from such holder and such holder shall sell to Parent on the Retraction Date the Retracted Shares for a purchase price (the "Purchase Price") per share equal to the Retraction Price per share, plus on the designated payment date therefor, to the extent not paid by the Company on the designated payment date therefor, any Dividend Amount. To the extent that Parent pays the Dividend Amount in respect of the Retracted Shares, the Company shall no longer be obligated to pay any declared and unpaid dividends on such Retracted Shares. Provided that Parent has complied with
Section 6.4, the closing of the purchase and sale of the Retracted Shares pursuant to the Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Company of such Retracted Shares shall take place on the Retraction Date. In the event that Parent does not deliver a Parent Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Company shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Article 6.

6.4 The Company or Parent, as the case may be, shall deliver or cause the Trustee to deliver to the relevant holder, at the address of the holder recorded in the register of members of the Company for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick-up by the holder at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to the holders of Exchangeable Shares, certificates representing the Parent Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) registered in the name of the holder or in such other name as the holder may request, and, if applicable and on or before the payment date therefor, a cheque payable at par at any branch of the bankers of the Company or Parent, as applicable, representing the aggregate Dividend Amount, in payment of the total Retraction Price or the total Purchase Price, as the case may be, in each case, less any amounts withheld on account of tax required to be deducted and withheld therefrom, and such delivery of such certificates and cheques on behalf of the Company or by Parent, as the case may be, or by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or total Purchase Price, as the case may be, to the extent that the same is represented by such share certificates and cheques (plus any tax deducted and withheld therefrom and remitted to the proper tax authority).

6.5 On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total Retraction Price or total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made as provided in Section 6.4, in which case the rights of such holder shall remain unaffected until the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Company or purchased by Parent shall thereafter be considered and deemed for all purposes to be a holder of the Parent Common Shares delivered to it.

6.6 Notwithstanding any other provision of this Article 6, the Company shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If the Company believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that Parent shall not have exercised the Call Right with respect to the Retracted Shares, the Company shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Company. In any case in which the redemption by the Company of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, the Company shall redeem Retracted Shares in accordance with Section 6.2 of these share provisions on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Company, representing the Retracted Shares not redeemed by the Company pursuant to Section 6.2 hereof. Provided that the Retraction Request is not revoked by the holder in the manner specified in
Section 6.7, the holder of any such Retracted Shares not redeemed by the Company pursuant to Section 6.2 of these share provisions as a result of solvency requirements or other provisions of applicable law shall be deemed by giving the Retraction Request to require Parent to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by Parent to such holder of the Purchase Price for each such Retracted Share, all as more specifically provided in the Exchange and Voting Agreement.

6.7 A holder of Retracted Shares may, by notice in writing given by the holder to the Company before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request, in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to Parent shall be deemed to have been revoked.

                                    ARTICLE 7
                REDEMPTION OF EXCHANGEABLE SHARES BY THE COMPANY

7.1 Subject to applicable law, and provided Parent has not exercised the Call Right, the Company shall on the Redemption Date redeem all but not less than all of the then outstanding Exchangeable Shares for an amount per share equal to the Current Market Price of a Parent Common Share on the last Business Day prior to the Redemption Date (the "Redemption Price"), which shall be satisfied in full by the Company causing to be delivered to each holder of Exchangeable Shares one Parent Common Share for each Exchangeable Share held by such holder, together with the Dividend Amount.

7.2 In any case of a redemption of Exchangeable Shares under this Article 7, the Company shall, at least 60 days before the Redemption Date (other than a Redemption Date established in connection with a Parent Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event), send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Company or the purchase by Parent under the Call Right, as the case may be, of the Exchangeable Shares held by such holder. In the case of a Redemption Date established in connection with a Parent Control Transaction, an Exchangeable Share Voting Event or an

Exempt Exchangeable Share Voting Event, the written notice of redemption by the Company or the purchase by Parent under the Call Right will be sent on or before the Redemption Date, on as many days prior written notice as may be determined by the Board of Directors of the Company to be reasonably practicable in the circumstances. In any such case, such notice shall set out the formula for determining the Redemption Price or the Call Purchase Price, as the case may be, the Redemption Date and, if applicable, particulars of the Call Right.

7.3 On or after the Redemption Date and subject to the exercise by Parent of the Call Right, the Company shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share, together with the Dividend Amount upon presentation and surrender at the registered office of the Company or at any office of the Trustee as may be specified by the Company in such notice of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the Articles of the Company and such additional documents and instruments as the Transfer Agent and the Company may reasonably require. Payment of the total Redemption Price for such Exchangeable Shares, together with payment of the Dividend Amount, shall be made by delivery to each holder, at the address of the holder recorded in the register of members of the Company or by holding for pick-up by the holder at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company in such notice, on behalf of the Company of certificates representing Parent Common Shares (which shares shall be duly issued as fully paid and non- assessable and shall be free and clear of any lien, claim or encumbrance) and, if applicable, a cheque of the Company payable at par at any branch of the bankers of the Company in payment of any Dividend Amounts, in each case, less any amounts withheld on account of tax required to be deducted and withheld therefrom. On and after the Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price and any Dividend Amount, unless payment of the total Redemption Price and any Dividend Amount for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price and any Dividend Amount shall have been paid in the manner hereinbefore provided. The Company shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to deposit or cause to be deposited the total Redemption Price for and the full amount of the Dividend Amount on (except as otherwise provided in this Section 7.3) the Exchangeable Shares so called for redemption, or of such of the said Exchangeable

Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company in Canada named in such notice, less any amounts withheld on account of tax required to be deducted and withheld therefrom. Upon the later of such deposit being made and the Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price and the Dividend Amount for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Redemption Price and the full Dividend Amount, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Parent Common Shares delivered to them or the custodian on their behalf.


                                    ARTICLE 8

                            PURCHASE FOR CANCELLATION

8.1 Subject to applicable law, the Company may at any time and from time to time purchase for cancellation all or any part of the outstanding Exchangeable Shares at any price by tender to all the holders of record of Exchangeable Shares then outstanding or through the facilities of any stock exchange on which the Exchangeable Shares are listed or quoted at any price per share. If in response to an invitation for tenders under the provisions of this Section 8.1, more Exchangeable Shares are tendered at a price or prices acceptable to the Company than the Company is prepared to purchase, the Exchangeable Shares to be purchased by the Company shall be purchased as nearly as may be pro rata according to the number of shares tendered by each holder who submits a tender to the Company, provided that when shares are tendered at different prices, the pro rating shall be effected (disregarding fractions) only with respect to the shares tendered at the price at which more shares were tendered than the Company is prepared to purchase after the Company has purchased all the shares tendered at lower prices. If part only of the Exchangeable Shares represented by any certificate shall be purchased, a new certificate for the balance of such shares shall be issued at the expense of the Company.

                                    ARTICLE 9
                                  VOTING RIGHTS

9.1 Except as required by applicable law and by Article 10 hereof, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the Shareholders of the Company or to vote at any such meeting.

                                   ARTICLE 10
                             AMENDMENT AND APPROVAL

10.1 The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

10.2 Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 10% of the outstanding Exchangeable Shares at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 10% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than five days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares.

                                   ARTICLE 11
INTENTIONALY DELETED

                                   ARTICLE 12
                 ACTIONS BY THE COMPANY UNDER SUPPORT AGREEMENT

12.1 The Company will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by Parent and the Company with all provisions of the Support Agreement applicable to Parent and the Company, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Company all rights and benefits in favour of the Company under or pursuant to such agreement.

12.2 The Company shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement without the approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

         (a) adding to the covenants of the other parties to such agreement for the protection of the Company or the holders of the Exchangeable Shares thereunder;

         (b) making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the good faith opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

         (c) making such changes in or corrections to such agreement which, on the advice of counsel to the Company, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

                                   ARTICLE 13
                     LEGEND; CALL RIGHTS; WITHHOLDING RIGHTS

13.1 The certificates evidencing the Exchangeable Shares held by Shareholders who have intervened to the Exchange and Voting Agreement shall contain or have affixed thereto a legend in form and on terms approved by the Board of Directors, with respect to the Support Agreement, the Call Rights and the Exchange and Voting Agreement (including the provisions with respect to the voting rights, exchange right and automatic exchange thereunder).

13.2 The Company, Parent and the Trustee shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of Exchangeable Shares such amounts as the Company, Parent or the Trustee is required or permitted to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of provincial, state, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, the Company, Parent and the Trustee are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to the Company, Parent or the Trustee, as the case may be, to enable it to comply with such deduction or withholding requirement and the Company, Parent or the Trustee shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale.

                                   ARTICLE 14
                                     NOTICES

14.1 Any notice, request or other communication to be given to the Company by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Company and addressed to the attention of the President of the Company. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Company.

14.2 Any presentation and surrender by a holder of Exchangeable Shares to the Company or the Trustee of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Company or the retraction or redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Company or to such office of the Trustee as may be specified by the Company, in each case, addressed to the attention of the President of the Company. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Company or the Trustee, as the case may be. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

14.3 Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Company shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the register of members of the Company or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Company pursuant thereto.

                                   SCHEDULE A
                         TO PROVISIONS ATTACHING TO THE
                               EXCHANGEABLE SHARES

                               RETRACTION REQUEST


To Bio Syntech Canada Inc. (the "Company") and Bio Syntech, Inc. ("Bio Syntech")

This notice is given pursuant to Article 6 of the provisions (the "Share Provisions") attaching to the Exchangeable Shares of the Company represented by this certificate and all capitalized words and expressions used in this notice that are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

The undersigned hereby notifies the Company that, subject to the Call Right referred to below, the undersigned desires to have the Company redeem in accordance with Article 6 of the Share Provisions:

                  all share(s) represented by this certificate; or

      _____________________ share(s) only represented by this certificate.

The undersigned hereby notifies Bio Syntech that the Retraction Date shall be
_________________

NOTE: The Retraction Date must be a Business Day and must not be less than 10 Business Days nor more than 15 Business Days after the date upon which this notice is received by the Company. If no such Business Day is specified above, the Retraction Date shall be deemed to be the 15th Business Day after the date on which this notice is received by the Company.

The undersigned, provided he has intervened to the Exchange and Voting Agreement, acknowledges the overriding Call Right of Bio Syntech, Inc to purchase all but not less than all the Retracted Shares from the undersigned and that this notice is and shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to Bio Syntech, Inc in accordance with the Call Right on the Retraction Date for the Purchase Price and on the other terms and conditions set out in Section 6.3 of the Share Provisions. This Retraction Request, and this offer to sell the Retracted Shares to Bio Syntech, may be revoked and withdrawn by the undersigned only by notice in writing given to the Company at any time before the close of business on the Business Day immediately preceding the Retraction Date.

The undersigned acknowledges that if, as a result of solvency provisions of applicable law, the Company is unable to redeem all Retracted Shares, the undersigned will be deemed to have exercised the Insolvency Exchange Right (as defined in the Exchange and Voting Agreement) so as to require the Company to purchase the unredeemed Retracted Shares.

The undersigned hereby represents and warrants to the Company and Bio Syntech, Inc that the undersigned:

         o        is

                  (select one)

         o        is not

a non-resident of Canada for purposes of the Income Tax Act (Canada). The undersigned acknowledges that in the absence of an indication that the undersigned is not a non-resident of Canada, withholding on account of Canadian tax may be made from amounts payable to the undersigned on the redemption or purchase of the Retracted Shares.

The undersigned hereby represents and warrants to the Company and Bio Syntech that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by the Company or Bio Syntech, as the case may be, free and clear of all liens, claims and encumbrances.

  ------       -------------------------               -----------------------
  (Date)       (Signature of Shareholder)              (Guarantee of Signature)


Please check box if the securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder from the trustee under the Exchange and Voting Agreement (the "Trustee"), failing which the securities and any cheque(s) will be mailed to the last address of the shareholder as it appears on the register.

NOTE: This panel must be completed and this certificate, together with such additional documents as the Trustee may require, must be deposited with the Trustee. The securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of the Company and the securities and any cheque(s) resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.

The shares of common stock of Bio Syntech Inc., a Nevada corporation, to be issued in exchange for the Exchangeable Shares represented by this certificate have not been registered under the U.S. Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless a compliance with the registration provisions of such Act has been made or unless availability of an exemption from such registration provisions has been established, or unless sold pursuant to rule 144 under the Securities Act of 1933.

Date:____________________

Name of Person in Whose Name Securities or Cheque(s)Are to be Registered, Issued or Delivered:

                                   _________________________________

Street Address or P.O. Box: ____________________________________________________

Signature of Shareholder:   ____________________________________________________

City, Province and Postal Code: ________________________________________________

Signature Guaranteed by: _______________________________________________________



NOTE: If this Retraction Request is for less than all of the shares represented by this certificate, a certificate representing the remaining share(s) of the Company represented by this certificate will be issued and registered in the name of the shareholder as it appears on the register of the Company, unless the Share Transfer Power on the share certificate is duly completed in respect of such share(s).